Exhibit 99.1

RingCentral, Inc. Announces $350 Million Convertible Notes Offering

BELMONT, Calif., February 27, 2018 — RingCentral, Inc. (NYSE: RNG) today announced its intention to offer, subject to market conditions and other factors, $350 million aggregate principal amount of convertible senior notes due in 2023 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). RingCentral also expects to grant the initial purchasers of the notes a 13-day option to purchase up to an additional $52.5 million aggregate principal amount of the notes.

The notes will be unsecured, senior obligations of RingCentral, and interest will be payable semi-annually in arrears. The notes will be convertible into cash, shares of RingCentral’s Class A common stock (“common stock”), or a combination thereof, at RingCentral’s election. The interest rate, conversion rate and other terms of the notes are to be determined upon pricing of the offering. The notes will also be redeemable at the option of RingCentral after a specified date if certain conditions are met.

In connection with the pricing of the notes, RingCentral expects to enter into capped call transactions with one or more of the initial purchasers or other financial institutions or their affiliates (the “hedge counterparties”). The capped call transactions are expected generally to reduce or offset the potential dilution to the common stock upon any conversion of notes with such reduction or offset, as the case may be, subject to a cap based on the cap price. RingCentral anticipates that the cap price of the capped call transactions will initially represent a premium of approximately 90% over the last reported sale price of the common stock on the pricing date of the offering. If the initial purchasers exercise their option to purchase additional notes, RingCentral intends to enter into additional capped call transactions with the hedge counterparties.

RingCentral expects that in connection with establishing their initial hedge of the capped call transactions, the hedge counterparties will purchase shares of the common stock and/or enter into various derivative transactions with respect to the common stock concurrently with, or shortly after, the pricing of the notes. These activities could increase (or reduce the size of any decrease in) the market price of RingCentral’s common stock or the notes at that time. In addition, RingCentral expects that the hedge counterparties may modify their hedge positions by entering into or unwinding derivative transactions with respect to the common stock and/or by purchasing or selling shares of the common stock or other securities of RingCentral in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period relating to a conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of the common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, could affect the amount and value of the consideration that noteholders will receive upon conversion of the notes.

RingCentral expects to use a portion of the net proceeds of the offering of the notes to pay the cost of the capped call transactions described above. Net proceeds from the offering of the notes will also be used to repurchase up to $35 million of shares of RingCentral’s common stock from institutional investors through one of the initial purchasers or its affiliate, as RingCentral’s agent, concurrently with the pricing of the offering of the notes, and for general corporate purposes, which may include working capital, capital expenditures, potential acquisitions and strategic transactions.

The notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Act. Neither the notes nor the shares of common stock issuable upon conversion of the notes, if any, have been, nor will be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether RingCentral will be able to consummate the offering, the final terms of the offering and the capped call transactions, the satisfaction of customary closing conditions with respect to the offering of the notes, prevailing market conditions, the anticipated use of net proceeds of the offering of the notes which could change as a result of market conditions or for other reasons, whether the capped call transactions will become effective, and the impact of general economic, industry or political conditions in the United States or internationally. Forward-looking statements may be identified by the use of the words “may,” “will,” “expect,” “intend” and other similar expressions. These forward-looking statements are based on estimates and assumptions by RingCentral’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks. Actual results may differ materially from those anticipated or predicted by RingCentral’s forward-looking statements. All forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2017 and the risks discussed in our other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and RingCentral undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof, except as required by applicable law.

Investor Relations Contact:

RingCentral

Paul Thomas, 650-641-2220